Morgan Stanley Institutional Fund Trust-Core Plus
Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Numericable Group SA 7.375%
due 5/1/2026
Purchase/Trade Date:	4/6/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $5,190,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.004 %
Percentage of Fund's Total Assets: 0.11%
Brokers:  J.P. Morgan; BNP PARIBAS; Deutsche
Bank; Barclays; BofA Merrill Lynch; Credit Agricole
CIB; Goldman Sachs International; Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Avalon Communities Inc.
2.950% due 5/11/2026
Purchase/Trade Date:	5/4/2016
Offering Price of Shares: $99.966
Total Amount of Offering: $475,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.058%
Percentage of Fund's Total Assets: 0.14%
Brokers:  UBS Securities LLC; Morgan Stanley & Co.
LLC; Deutsche Bank Securities Inc.; J.P. Morgan
Securities LLC; PNC Capital Markets LLC; SunTrust
Robinson Humphrey, Inc.; BB&T Capital Markets, a division of BB&T Securities, LLC; BNY Mellon
Capital Markets, LLC; Mitsubishi UFJ Securities
(USA), Inc.; TD Securities (USA) LLC
Purchased from: UBS AG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.



Securities Purchased:  Travelers Companies Inc.
3.750% due 5/15/2046
Purchase/Trade Date:	5/4/2016
Offering Price of Shares: $99.304
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.020%
Percentage of Fund's Total Assets: 0.05%
Brokers:  Barclays; BofA Merrill Lynch; Citigroup; US
Bancorp; Deutsche Bank Securities; J.P. Morgan;
Morgan Stanley; BNY Mellon Capital Markets, LLC;
The Williams Capital Group, L.P.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Citizens Bank NA / Providence
RI 2.550% due 5/13/2021
Purchase/Trade Date:	5/10/2016
Offering Price of Shares: $99.907
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.13%
Brokers:  Morgan Stanley & Co. LLC; Citigroup
Global Markets Inc.; Credit Suisse Securities (USA)
LLC; J.P. Morgan Securities LLC; Citizens Capital
Markets, Inc.
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.



Securities Purchased: Kraft Heinz Foods Co. 4.375%
due 5/24/2046
Purchase/Trade Date:	5/10/2016
Offering Price of Shares: $99.684
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.108%
Percentage of Fund's Total Assets: 0.17%
Brokers:  Barclays; J.P. Morgan; Citigroup; Wells
Fargo Securities; BofA Merrill Lynch; Goldman, Sachs
& Co.; Morgan Stanley; BNP PARIBAS; Deutsche
Bank Securities; MUFG; Credit Agricole CIB; HSBC;
RBC Capital Markets; Santander; SMBC Nikko; Rabo
Securities; Standard Chartered Bank
Purchased from: Wells Fargo Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Provincia de Cordoba 7.125%
due 6/10/2021
Purchase/Trade Date:	6/3/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $725,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.028%
Percentage of Fund's Total Assets: 0.10%
Brokers: J.P. Morgan; Morgan Stanley; Banco de
Cordoba; Puente
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.





Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $485,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.22%
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho Securities;
Citigroup; Morgan Stanley; RBC Capital Markets;
SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG; PNC
Capital Markets LLC; Scotiabank; TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased: Federal Home Loan Banks 0.875
due 10/1/2018
Purchase/Trade Date:	8/25/2016
Offering Price of Shares: $99.932
Total Amount of Offering: $3,750,000,000
Amount Purchased by Fund: $2,070,000
Percentage of Offering Purchased by Fund: 0.055%
Percentage of Fund's Total Assets: 0.72%
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporated; Nomura Securities International Inc.;
Wells Fargo Securities, LLC; Barclays Capital Inc.;
Citigroup Global Markets Inc.; Deutsche Bank
Securities Inc.; FTN Financial Capital Markets; HSBC
Securities (USA) Inc.; Morgan Stanley & Co. LLC; TD
Securities (USA) LLC
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.





Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 2.350% due
10/15/2026
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.713
Total Amount of Offering: $1,700,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.032%
Percentage of Fund's Total Assets: 0.25%
Brokers: Goldman, Sachs & Co.; Barclays; BNP
PARIBAS; BofA Merrill Lynch; Morgan Stanley;
BBVA; COMMERZBANK; Societe Generale
Corporate & Investment Banking; UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Royal Bank of Scotland Group
Plc 3.875% due 9/12/2023
Purchase/Trade Date:	9/7/2016
Offering Price of Shares: $99.970
Total Amount of Offering: $2,650,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.017 %
Percentage of Fund's Total Assets: 0.20 %
Brokers:  BNP PARIBAS;  BofA Merrill Lynch;
Morgan Stanley; BNY Mellon Capital Markets, LLC;
CIBC Capital Markets; Danske Markets Inc.; Societe
Generale Corporate & Investment Banking; UniCredit
Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.








Securities Purchased:  Thermo Fisher Scientific Inc.
2.950% due 9/19/2026
Purchase/Trade Date:	9/14/2016
Offering Price of Shares: $98.787
Total Amount of Offering: $1,200,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.008%
Percentage of Fund's Total Assets: 0.15%
Brokers:  J.P. Morgan; Citigroup; Deutsche Bank
Securities; BofA Merrill Lynch; Barclays; US Bancorp;
BNP PARIBAS; BNY Mellon Capital Markets, LLC;
Credit Suisse; HSBC; ING; KeyBanc Capital Markets;
Loop Capital Markets; Mizuho Securities; Morgan
Stanley; MUFG; SMBC Nikko; Scotiabank; Wells
Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.